Exhibit T3D

Federal Court of Australia

District Registry: New South Wales

Division: General	No: NSD101/2017

IN THE MATTER OF EMECO HOLDINGS LIMITED (ACN 112 188 815)

EMECO HOLDINGS LIMITED (ACN 112 188 815)

Plaintiff

ORDER

JUDGE:	JUSTICE FOSTER

DATE OF ORDER:	15 March 2017

WHERE MADE:	Sydney

THE COURT ORDERS THAT:

1.	Pursuant to s 411(4)(b) of the Corporations Act 2001 (Cth) (Corporations Act), the scheme of arrangement (Scheme) made between the plaintiff, the Scheme Creditors and Subordinate Claim Holders (as those terms are defined in the Scheme) in the form of Annexure 1 to the document which has been tendered and marked Exhibit 1, is approved.

2.	Martin Jones and Andrew Smith be appointed as the joint and several administrators of the Scheme on and from the date the Scheme becomes effective pursuant to s 411(10) of the Corporations Act.

3.	The plaintiff lodge with the Australian Securities and Investments Commission a copy of the approved Scheme at the time of lodging a copy of these Orders.

4.	Pursuant to s 411(12) of the Corporations Act, the plaintiff is exempted from compliance with s 411(11) of the Corporations Act in relation to the Scheme.

THE COURT NOTES THAT:

5.	The plaintiff and Emeco Pty Limited will rely upon the Court’s approval of the Scheme for the purpose of qualifying for exemption from the registration requirements of the US Securities Act of 1933, provided for by s 3(a)(10) of that Act, in connection with the implementation of, and provision of consideration under, the Scheme.

Prepared in the New South Wales District Registry, Federal Court of Australia

Level 17, Law Courts Building, Queens Square, Telephone 02 9230 8567

6.	The plaintiff will be seeking recognition of the Scheme as a foreign main proceeding under Chapter 15 of the United States Code, 11 U.S.C. §§ 101-1532, along with certain other relief.

7.	Mr Ian Testrow is and remains authorised as a “foreign representative” of the plaintiff for the purposes of making an application to the United States Bankruptcy Court for recognition of the Scheme and ancillary relief under Chapter 15 of the United States Code, 11 U.S.C. §§ 101-1532.

8.	The Obligors pursuant to the Scheme are:

(a)	Emeco Holdings Limited (ACN 112 188 815);

(b)	Emeco Pty Limited (ACN 112 227 728);

(c)	Emeco Canada Limited Certification of Corporation No. 2011831951;

(d)	Emeco International Pty Limited (ACN 078 624 281);

(e)	EHL Corporate Pty Limited (ACN 096 198 239);

(f)	Emeco Parts Pty Limited (ACN 096 594 526);

(g)	Emeco (UK) Limited Registered number 05326830;

(h)	Enduro SpA; and

(i)	Emeco Holdings South American SpA.

Date that entry is stamped: 15 March 2017

Registrar

Prepared in the New South Wales District Registry, Federal Court of Australia

Level 17, Law Courts Building, Queens Square, Telephone 02 9230 8567